QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002, relating to the financial statements of Granite City Food & Brewery Ltd. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 30, 2001, filed with the Securities and Exchange Commission.

/s/ SCHECHTER DOKKEN KANTER ANDREWS & SELCER LTD. Schechter Dokken Kanter Andrews & Selcer Ltd.

Minneapolis, Minnesota September 20, 2002

QuickLinks

  EXHIBIT 23.2